                                  ______ SHARES

                              PRIMUS GUARANTY, LTD.

                                  COMMON SHARES

                             UNDERWRITING AGREEMENT

____________, 2004

LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON LLC
UBS SECURITIES LLC
WILLIAM BLAIR & COMPANY, L.L.C.
KEEFE, BRUYETTE & WOODS, INC.
As Representatives of the
  several Underwriters named in Schedule 1 hereto
c/o LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, NY  10019

Ladies and Gentlemen:

         Primus Guaranty, Ltd., a Bermuda exempted company (the "COMPANY"), and certain shareholders of the Company named in Schedule 2 hereto (the "SELLING
SHAREHOLDERS", and each a "SELLING SHAREHOLDER") propose to issue and sell an aggregate of ______ shares (the "FIRM SHARES") of the Company's Common Shares, par value $0.01 per share (the "COMMON SHARES"), to the several Underwriters named in the Schedule 1 hereto (the "UNDERWRITERS"), for whom you are acting as representatives (the "REPRESENTATIVES"). Of the ______ Firm Shares, ______ are
being sold by the Company and ______ by the Selling Shareholders. In addition, the Selling Shareholders propose to grant to the Underwriters an option to purchase up to an additional ______ Common Shares on the terms and for the purposes set forth in Section 3 (the "OPTION SHARES"). The Firm Shares and the
Option Shares, if purchased, are hereinafter collectively called the "SHARES."
This is to confirm the agreement concerning the purchase of the Shares from the
Company and the Selling Shareholders by the Underwriters.

         Section 1. Representations, Warranties and Agreements of the Company.
The Company represents, warrants and agrees that:

     (a) A registration statement on Form S-1 with respect to the Company, the
Selling Shareholders and the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the
"SECURITIES ACT"), and the rules and regulations (the "RULES AND REGULATIONS")
of the United States Securities and Exchange Commission (the "COMMISSION")
thereunder, (ii) been filed with the Commission under the Securities Act and
(iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, "EFFECTIVE TIME" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "EFFECTIVE
DATE" means the date of the Effective Time; "PRELIMINARY PROSPECTUS" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "REGISTRATION STATEMENT"
means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the
Rules and Regulations; and "PROSPECTUS" means the prospectus in the form first used to confirm sales of Shares. If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule
462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or suspending the effectiveness of the Registration Statement, and no proceedings for such purpose has been instituted or threatened by the Commission.

     (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and the Registration Statement and any amendments thereto do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated
therein or necessary to make the statements therein not misleading, and the
Prospectus and any amendment or supplement thereto will not, as of the applicable filing date and each Delivery Date (as defined in Section 5 below)
contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided that no representation or warranty is made as to information contained in

or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information concerning any Underwriter furnished to the Company through the Representatives by or on behalf of such Underwriter specifically for inclusion therein; and the statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the Company believes to be reliable and accurate.

     (c) The Company and each of its subsidiaries (as defined in Section 15 and listed in Schedule 3) have been duly organized or formed and are validly existing as companies, corporations or other entities in good standing under the laws of their respective jurisdictions of organization or formation, are duly qualified to do business and are in good standing (including as an exempted company) as foreign corporations or companies in each jurisdiction in which their respective ownership, lease or operation of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own, lease, hold or operate their respective properties and to conduct the businesses in which they are engaged. None of the subsidiaries of the Company other than Primus Financial Products, LLC ("PRIMUS
FINANCIAL") is a "significant subsidiary", as such term is defined in Rule 405 of the Rules and Regulations.

     (d) The Company has an authorized capitalization as set forth in the
Prospectus, including under the caption "Capitalization - Actual", and will have as of the First Delivery Date (as defined below) authorized capitalization as set forth in the Prospectus under the caption "Capitalization - Pro forma". All of the issued shares of share capital of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, were issued in compliance with applicable laws and conform to the description thereof contained in the Prospectus; and all of the issued shares of share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the
Company, free and clear of all liens, encumbrances, equities or claims. Except as set forth in the Prospectus, no options, warrants or other rights to purchase or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of share capital of or ownership interests in the Company are outstanding. All options, warrants and other rights to purchase shares of share capital of, or other ownership interests in, the
Company have been duly and validly authorized and issued, were issued in compliance with federal and state securities laws and applicable Bermuda law and conform to the description thereof contained in the Prospectus.

     (e) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable; and the Shares will conform to the descriptions thereof contained in the Prospectus. Upon payment for and delivery of such Shares pursuant to this Agreement, the Underwriters will acquire good and valid title to such Shares, free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights, other rights to purchase, voting or transfer restrictions (except as provided in the Company's bye-laws) and other claims.

     (f) This Agreement has been duly authorized, executed and delivered by the
Company.

     (g) The execution, delivery and performance of this Agreement by the
Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the memorandum of association or bye-laws of the
Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and
except for the registration of the Shares under the Securities Act, the filing of the Prospectus under the Companies Act 1981 of Bermuda and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and under applicable state or foreign securities laws or have been made or obtained and are in full force and effect in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

     (h) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. Except as set forth in the Amended and
Restated Shareholders' Agreement, dated as of March 14, 2002, as amended and restated on January 27, 2003, and as further amended as of April 6, 2004, the holders of outstanding shares of the Company's share capital are not entitled to preemptive rights, co-sale rights, rights of first refusal or other rights to subscribe for or

purchase any shares of the Shares and there are no contracts, agreements or understandings between the Company and any person granting such person such preemptive rights, co-sale rights, rights of first refusal or other rights to subscribe for or purchase the Shares.

     (i) Except as set forth in the Registration Statement, the Company has not sold or issued any Common Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or
Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

     (j) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

     (k) (i) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved; and (ii) there are no material off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

     (l) Except as described in the Prospectus, all dividends and other distributions declared and payable on the shares of share capital of the Company may under the current laws and regulations of Bermuda be paid in United States dollars and may be freely transferred out of Bermuda, and all such dividends and other distributions will not be subject to withholding or other taxes under the current laws and regulations of Bermuda and are otherwise free and clear of any other tax, withholding or deduction in and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock

exchange authorities in Bermuda, other than as may apply to residents of Bermuda for Bermuda exchange control purposes in the case of distributions of securities by the Company.

     (m) Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 9(k) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.
Except as described in the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, since May 6, 2003,
Ernst & Young LLP has not engaged in any "PROHIBITED ACTIVITIES" (as defined in
Section 10A of the Exchange Act) on behalf of the Company.

     (n) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property, if any, and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the
Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

     (o) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.

     (p) The Company and each of its subsidiaries own or possess adequate rights to use all material trademarks, service marks, service names, trade names, trademark registrations, service mark registrations, copyrights and licenses
(collectively, the "INTELLECTUAL PROPERTY") necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any pending or threatened claim of conflict with, any such rights of others, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect (as defined below).

     (q) There are no legal or governmental proceedings pending to which the
Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a material adverse effect on the general affairs, management, consolidated financial position, shareholders' equity, results of operations, business or prospects of the

Company and its subsidiaries (a "MATERIAL ADVERSE EFFECT"); and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (r) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.
Each material contract, agreement or arrangement to which the Company or any of its subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiary is subject, has been duly and validly authorized, executed and delivered by the Company; neither the
Company nor any of its subsidiaries knows of any present condition or fact which would prevent compliance in all material respects by the Company or any of its subsidiaries or any other party thereto with the terms of any such contract, agreement or arrangement in accordance with its terms; neither the Company nor any of its subsidiaries has a present intention to exercise any right that it may have to cancel any such contract, agreement or arrangement or otherwise to terminate its rights and obligations thereunder other than in the ordinary course of business or which would not have a Material Adverse Effect, and the
Company or any of its subsidiaries has no knowledge that any other party to any such contract, agreement or arrangement has any intention not to render performance in all material respects as contemplated by the terms thereof.

     (s) Except as required to be and are described in the Prospectus, no relationships (including, without limitation, any loans or advances), direct or indirect, exist, nor has any transaction been entered into since January 1,
2001, between or among the Company and its subsidiaries on the one hand, and the directors, officers, shareholders or counterparties of the Company or any subsidiary on the other hand. Since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed or amended any extension of credit, in the form of a personal loan to or for any of its directors or executive officers.

     (t) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which might be expected to have a
Material Adverse Effect.

     (u) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "REPORTABLE EVENT" (as defined in ERISA) has occurred with respect to any "PENSION PLAN" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any "PENSION PLAN" or (ii) Sections 412 or
4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and, to the knowledge of the Company, each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     (v) The Company has filed all material tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

     (w) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the
Prospectus, the Company has not (i) issued any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii)
entered into any transaction not in the ordinary course of business or (iv)
declared or paid any dividend on its share capital.

     (x) The Company (i) makes and keeps accurate books and records and (ii)
maintains internal accounting controls which provide reasonable assurance that
(A) transactions are executed in accordance with management's authorization, (B)
transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D)
the reported accountability for its assets is compared with existing assets at reasonable intervals.

     (y) Neither the Company nor any of its subsidiaries (i) is in violation of its memorandum of association or bye-laws or other governing documents, as applicable, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and

(iii), for such defaults, violations or failures to obtain as would not, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect.

     (z) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or
made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (aa) To our knowledge, there are no costs or liabilities associated with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (bb) Neither the Company nor any of its subsidiaries is, or, after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" as defined in the Investment Company Act of 1940, as amended (the
"INVESTMENT COMPANY ACT").

     (cc) There are no contracts, agreements or understandings between the
Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering and sale of the Shares contemplated by this Agreement.

     (dd) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the
Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the preparation of the Registration
Statement, and in the future, during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the date of the filing of the Registration Statement with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

     (ee) Based on the evaluation of its internal controls over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

     (ff) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the
Underwriters to the Bermuda Government or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the
Company of the Shares to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof.

     (gg) The Company has no knowledge of any threatened or pending downgrading of Primus Financial's counterparty credit ratings by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule
436(g)(2) under the Securities Act.

     Each certificate signed by any officer of the Company and delivered to the
Underwriters or counsel to the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     Section 2. Representations, Warranties and Agreements of the Selling
Shareholders. Each Selling Shareholder severally represents, warrants and agrees that:

     (a) The Selling Shareholder has, and immediately prior to the sale of the
Shares by the Selling Shareholder on First Delivery Date (as defined in Section
5 hereof) the Selling Shareholder will have, good and valid title to the Shares to be sold by the Selling Shareholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims (except for such claims as may arise under this Agreement or the Irrevocable Power of Attorney and Custody Agreement
entered into in connection herewith); and upon delivery of such Shares (and the relevant executed Share transfer instruments) and registration of such Shares in the name of Cede & Co. (or such other nominee as shall be designated by The
Depository Trust Company ("DTC")), as nominee of DTC, on the Company's register of members, payment therefor pursuant to this Agreement, and the crediting by
DTC of such Shares to securities accounts (within the meaning of Section 8-501 of the UCC) of the several Underwriters maintained by DTC, DTC will be a protected purchaser (within the meaning of Section 8-503 of the UCC) of such
Shares, the several Underwriters will have acquired security entitlements in respect of such

                                       10

Shares and an action based on an adverse claim (within the meaning of Section
8-102(a)(i) of the UCC) to such Shares, whether framed in conversion, replevin, constructive trust, equitable lien, or other theory, may not be asserted against any Underwriter.

     (b) The Selling Shareholder has placed in custody under an Irrevocable
Power of Attorney and Custody Agreement (the "CUSTODY AGREEMENT") with Mellon
Investor Services LLC, as custodian (the "CUSTODIAN"), for delivery under this
Agreement, certificates representing the Shares to be sold by the Selling
Shareholder hereunder.

     (c) The Selling Shareholder has duly and irrevocably executed and delivered a power of attorney (the "POWER OF ATTORNEY"), contained within the Custody
Agreement, appointing the persons named therein as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement on the Selling Shareholder's behalf and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Shareholder.

     (d) The Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the
execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by the Selling Shareholder and the consummation by the
Selling Shareholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Selling Shareholder or any of its subsidiaries is a party or by which the
Selling Shareholder or any of its subsidiaries is bound or to which any of the property or assets of the Selling Shareholder or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation, by-laws or other organizational document of the
Selling Shareholder or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or any of its subsidiaries or their property or assets; and, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody
Agreement by the Selling Shareholder and the consummation by the Selling
Shareholder of the transactions contemplated hereby and thereby.

                                       11

     (e) The Registration Statement and any amendment thereto does not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendment or supplement thereto will not, as of the applicable filing date and each Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only with respect to any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information concerning the Selling Shareholder furnished to the Company by or on behalf of the Selling Shareholder expressly for use in any Preliminary Prospectus, the Registration Statement, the Prospectus or any
amendments or supplements thereto, which consists solely of the information specified in Section 10(g).

     (f) The Selling Shareholder has carefully reviewed the Registration
Statement and the Prospectus (as amended or supplemented) and is not selling the
Common Shares pursuant to any material non-public information concerning the
Company or any subsidiary of the Company which is not set forth in the
Registration Statement and the Prospectus.

     (g) The Selling Shareholder has not taken and will not take, directly or indirectly, any action (i) designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) prohibited by Regulation M under the Securities Act.

     (h) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

     Each certificate signed by or on behalf of the Selling Shareholder and delivered to the Underwriters or counsel to the Underwriters shall be deemed to be a representation and warranty by the Selling Shareholder to the Underwriters as to the matters covered thereby.

         Section 3. Purchase of the Shares by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell ______ Firm Shares and each Selling Shareholder hereby agrees to sell the number of Firm Shares set opposite its name in Schedule 2 hereto, severally and not jointly, to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite that
Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with

                                       12

respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

     In addition, the Selling Shareholders grant to the Underwriters an option to purchase the Option Shares. Such option is granted for the purpose of covering over-allotments, if any, in the sale of the Firm Shares and is exercisable as provided in Section 5 hereof. Option Shares shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Shares set forth opposite the name of such Underwriters in
Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Shares shall be adjusted by the Representatives so that no
Underwriter shall be obligated to purchase Option Shares other than in 100 share amounts.

     The price of both the Firm Shares and any Option Shares shall be $O per share.

     Neither the Company nor the Selling Shareholders shall be obligated to deliver any of the Shares to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Shares to be purchased on such
Delivery Date as provided herein.

     Section 4. Offering of Shares by the Underwriters. Upon authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     Section 5. Delivery of and Payment for the Shares. Delivery of and payment for the Firm Shares to be issued and sold by the Company shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017, at
10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other time, date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "FIRST DELIVERY DATE." On the same date and immediately following the sale of Firm Shares by the Company, delivery of and payment for the Firm Shares to be sold by the Selling Shareholders shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York,
NY 10017. On the First Delivery Date, the Company and the Selling Shareholders
shall deliver or cause to be delivered certificates representing the Firm Shares to the Representatives for the account of each Underwriter against payment to or upon the order of the Company and the Selling Shareholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Shares shall be registered in such names and in such denominations as the Representatives shall request in

                                       13

writing not less than two full business days prior to the First Delivery Date.
For the purpose of expediting the checking and packaging of the certificates for the Firm Shares, the Company and the Selling Shareholders shall make the certificates representing the Firm Shares available for inspection by the
Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

     The option granted in Section 3 will expire 30 days after the date of this
Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company and the Selling Shareholders by the
Representatives. Such notice shall set forth the aggregate number of Option
Shares as to which the option is being exercised, the names in which the Option
Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when the
Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Shares are delivered are sometimes referred to as a "SUBSEQUENT DELIVERY DATE" and the First Delivery Date and any
Subsequent Delivery Date are sometimes each referred to as a "DELIVERY DATE".

     Delivery of and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on each such Subsequent
Delivery Date. On each such Subsequent Delivery Date, the Selling Shareholders shall deliver or cause to be delivered the certificates representing the Option
Shares to be purchased on such Subsequent Delivery Date to the Representatives for the account of each Underwriter against payment to or upon the order of the
Selling Shareholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Shares shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Shares, the Selling
Shareholders shall make the certificates representing the Option Shares available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to each such
Subsequent Delivery Date.

     Section 6. Further Agreements of the Company. The Company covenants and agrees:

                                       14

     (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the
Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the
Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary
Prospectus or the Prospectus, of the suspension of the qualification of the
Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the
Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any
Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

     (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

     (c) To deliver promptly to the Representatives, without charge, such number of the following documents as the Representatives shall reasonably request: (i)
conformed copies of the Registration Statement as originally filed with the
Commission and each amendment thereto (in each case excluding exhibits) and (ii)
each Preliminary Prospectus, the Prospectus and any amended or supplemented
Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of

                                       15

an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

     (d) To file promptly with the Commission any amendment to the Registration
Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the
Securities Act or requested by the Commission;

     (e) Prior to filing with the Commission any amendment to the Registration
Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, such consent not to be unreasonably withheld or delayed;

     (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the
Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the
Rules and Regulations (including, at the option of the Company, Rule 158);

     (g) For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Shares may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder (it being understood that filing on
EDGAR shall be deemed to constitute delivery hereunder);

     (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not otherwise subject;

     (i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of
(or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) any Common Shares or securities convertible into or exchangeable for Common
Shares (other than the Shares to be sold by the Company pursuant to this
Agreement, the

                                       16

automatic conversion of Series A convertible preferred shares into Common
Shares, and shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Shares or securities convertible into or exchangeable for Common Shares (other than the grant of options or other rights with respect to Common Shares pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; provided, however, that such 180-day period shall be extended by up to 17 days if Lehman Brothers Inc.
notifies the Company and the undersigned prior to the expiration of such 180-day period that such extension is necessary in order to permit any Underwriter to publish a research report in compliance with New York Stock Exchange Rule
472(f)(4) and NASD Conduct Rule 2711(f)(4); and to use its reasonable best efforts to cause each shareholder, officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares or securities convertible into or exchangeable for Common Shares or (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters;
provided, however, that such 180-day period shall be extended by up to 17 days if Lehman Brothers Inc. notifies the Company and the undersigned prior to the expiration of such 180-day period that such extension is necessary in order to permit any Underwriter to publish a research report in compliance with New York
Stock Exchange Rule 472(f)(4) and NASD Conduct Rule 2711(f)(4);

     (j) To apply for the listing of the Shares on the New York Stock Exchange, and to use its reasonable best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

     (k) To apply the net proceeds from the sale of the Shares as set forth in the Prospectus;

                                       17

     (l) To comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002; and

     (m) Not to waive any provisions of any "LOCK-UP" or similar provision of any agreement previously entered into with any securityholder of the Company without the prior written consent of Lehman Brothers Inc. on behalf of the
Underwriters, and to allow Lehman Brothers Inc. to enforce any such provision on behalf of the Company.

     Section 7. Further Agreements of the Selling Shareholders. Each Selling
Shareholder severally agrees:

     (a) That the Shares (including Series A preferred shares convertible into
Common Shares immediately upon sale of the Firm Shares by the Company on the
First Delivery Date) to be sold by such Selling Shareholder hereunder, which are represented by certificates held in custody for the Selling Shareholder, are subject to the interest of the Underwriters, that the arrangements made by the
Selling Shareholder for such custody are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated by any act of such Selling Shareholder, by operation of law, or the occurrence of any other event;

     (b) To deliver to the Representatives prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the
Selling Shareholder is a United States person); and

     (c) To cooperate with the Company and the Underwriters and to execute and deliver, or use its best efforts to cause to be executed and delivered, all relevant share transfer instruments and such other instruments, and take all such other actions as such party may reasonably be requested to take by the
Company and the Underwriters from time to time, in order to effectuate the sale of the Shares in the offering contemplated hereby.

     Section 8. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any
amendments and exhibits thereto; (c) the costs of distributing the Registration
Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary
Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) the filing fees incident to securing the review by the

                                       18

National Association of Securities Dealers, Inc. of the terms of sale of the
Shares (including related reasonable fees and expenses of counsel to the
Underwriters); (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 6(h), if any, and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (i) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement;
provided that, except as provided in this Section 8 and in Section 13 the
Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the
Underwriters. The provisions of this Section 8 shall not affect any agreement that the Company and the Selling Shareholders may have with respect to the payment of such costs and expenses.

     Section 9. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the respective representations and warranties of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the
Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the
Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

     (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration
Statement and the Prospectus, and all other legal matters relating to this
Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the
Company and the Selling Shareholders shall have furnished to such counsel all

                                       19

documents and information that they may reasonably request to enable them to pass upon such matters.

     (c) Morgan, Lewis & Bockius LLP, as U.S. counsel to the Company, shall have furnished to the Representatives their written opinion addressed to the
Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in the form attached hereto as Exhibit B.

     (d) Conyers Dill & Pearman, Hamilton, Bermuda as special Bermuda counsel to the Company, shall have furnished to the Representatives their written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in the form attached hereto as Exhibit C.

     (e) Chancery Chambers, as Barbados tax counsel to the Company, shall have furnished to the Representatives their written opinion addressed to the
Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that the information in the
Prospectus under the caption "Tax Considerations - Taxation of Primus Guaranty and Its Subsidiaries - Barbados Taxation", to the extent that it constitutes matters of law, summaries of legal matters or legal proceedings, or legal conclusions, has been reviewed by such counsel and [is correct] [fairly and accurately present the matters therein described] in all material respects.

     (f) Cahill Gordon & Reindel LLP, U.S. counsel to XL Capital Principal
Partners I, L.L.C. and XL Insurance (Bermuda) Ltd (collectively, "XL"), as
Selling Shareholders, shall have furnished to the Representatives their written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in the form attached hereto as Exhibit D.

     (g) (i) Winston & Strawn LLP, special counsel to Transamerica Life
Insurance Company, one of the Selling Shareholders, shall have furnished to the
Representatives their written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the
Representatives, to the effect set forth in the form attached hereto as Exhibit
H-1, (ii) ___________, in-house counsel to Transamerica Life Insurance Company, shall have furnished to the Representatives his written opinion addressed to the
Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in the form attached hereto as Exhibit H-2, (iii) Gibson, Dunn & Crutcher LLP, special counsel to CalPers/PCG Corporate Partners Fund, LLC, one of the Selling
Shareholders, shall have furnished to the Representatives their written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably

                                       20

satisfactory to the Representatives, and (iv) each other U.S. counsel to the
Selling Shareholders, reasonably acceptable to the Underwriters, shall have furnished to the Representatives their written opinion addressed to the
Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in the form attached hereto as Exhibit E.

     (h) Conyers, Dill & Pearman, special Bermuda counsel to XL Insurance
(Bermuda) Ltd, one of the Selling Shareholders, shall have furnished to the
Representatives their written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the
Representatives, to the effect set forth in the form attached hereto as Exhibit
F.

     (i) The Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated such Delivery
Date, with respect to the issuance and sale of the Shares, the Registration
Statement, the Prospectus and other related matters as the Representatives may reasonably require, in form and substance reasonably satisfactory to
Representatives, to the effect set forth in the form attached hereto as Exhibit
G, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (j) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of
Regulation S X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "COMFORT LETTERS" to underwriters in connection with registered public offerings.

     (k) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "INITIAL LETTER"), the Company shall have furnished to the Representatives a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Underwriters and dated such Delivery Date (i)
confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of

                                       21

which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

     (l) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and Chief Financial
Officer stating that:

          (i) The representations, warranties and agreements of the Company in
     Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a), 9(m) and 9(q) have been fulfilled; and

          (ii) They have carefully examined the Registration Statement and the
     Prospectus and, in their opinion (A) as of the Effective Date, the
     Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which is required to be set forth in a supplement or amendment to the Registration Statement or the Prospectus and which is not so set forth.

     The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

     (m) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the
Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) since such date, there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                                       22

     (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on, or by, as the case may be, any of the New York Stock Exchange, the American
Stock Exchange, the Nasdaq National Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or any state authority, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other calamity or crisis or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof, (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the
Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

     (o) The New York Stock Exchange, Inc. shall have approved the Shares for listing, subject only to official notice of issuance.

     (p) Each Selling Shareholder shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its
President or a Vice President and its chief financial officer stating that the representations, warranties and agreements of such Selling Shareholder in
Section 2 are true and correct as of such Delivery Date; and such Selling
Shareholder has complied with all its agreements contained herein.

     (q) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in Primus Financial's counterparty credit rating by any "NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and
Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, Primus
Financial's counterparty credit rating.

     (r) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of the counsel for the Underwriters, is

                                       23

material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading and has not been cured by any amendment or supplement thereto filed on or prior to the date hereof.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     Section 10. Indemnification And Contribution.

     (a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees, each person, if any, who controls any
Underwriter within the meaning of the Securities Act, and each affiliate of any
Underwriter within the meaning of Rule 405 under the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that
Underwriter, any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in
any amendment or supplement thereto or (B) in any materials or information provided subsequent to the printing of any "red-herring" Preliminary Prospectus to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (the "MARKETING MATERIALS"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or
the Prospectus, or in any amendment or supplement thereto, or in any Marketing
Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each
Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that
Underwriter, director, officer, employee or controlling person in connection with investigating

                                       24

or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the
Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in
any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f); provided further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the persons asserting any such losses, claims, damages or liabilities purchased Stock if, to the extent required by applicable law, a copy of the
Prospectus (as then amended or supplemented) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Stock to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure to send or give a copy of the Prospectus is the result of noncompliance by the Company with Section
6(c)(ii) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

     (b) Each Selling Shareholder, severally and not jointly, shall indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the
Securities Act, and each affiliate of any Underwriter within the meaning of Rule
405 under the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration
Statement or the Prospectus or in any amendment or supplement thereto, or (ii)
the omission or alleged omission to state in any Preliminary Prospectus,
Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but, in the case of clauses (i) and (ii), only with respect to untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information concerning such Selling Shareholders furnished to the Company by or on behalf of such Selling Shareholder expressly for use in any

                                       25

Preliminary Prospectus, the Registration Statement, the Prospectus or any
amendments or supplements thereto which consists solely of the information specified in Section 10(g); and shall reimburse each Underwriter and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by that Underwriter or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the persons asserting any such losses, claims, damages or liabilities purchased Stock if, to the extent required by applicable law, a copy of the
Prospectus (as then amended or supplemented) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Stock to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure to send or give a copy of the Prospectus is the result of noncompliance by the Company with Section
6(c)(ii) hereof. Notwithstanding the foregoing, the liability of each Selling
Shareholder pursuant to the provisions of this Section 10 shall be limited to an amount equal to the aggregate purchase price, less underwriting discounts and commissions but before deducting expenses, received by such Selling Shareholder from the sale of Shares hereunder by such Selling Stockholder. The foregoing indemnity agreement is in addition to any liability which the Selling
Shareholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.

     (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Shareholder, their respective officers and employees, each of their respective directors, officer and each person, if any, who controls the Company or such Selling Shareholder within the meaning of the
Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Selling
Shareholder or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any
Preliminary Prospectus, the Registration Statement or the Prospectus or in any
amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the
Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the

                                       26

Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section
10(f), and shall reimburse the Company, such Selling Shareholder and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company, such Selling Shareholder or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, such Selling Shareholder or any such director, officer, or controlling person.

     (d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ one separate counsel (in addition to any local counsel) to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Shareholder, as the case may be, under this Section 10 if, in the reasonable judgment of the Representatives, it is advisable for the
Representatives and those Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the
Company or the Selling Shareholders, as the case may be. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to

                                       27

the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Sections 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company or the Selling Shareholders on the one hand and the
Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Selling Shareholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by each of the Company or the Selling Shareholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this
Agreement (before deducting expenses) received by the Company or the Selling
Shareholders, as the case may be, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Shares under this Agreement, in each case as set forth in the table on the cover page of the
Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the
Company, the Selling Shareholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling

                                       28

Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The
Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

     (f) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Shares by the
Underwriters set forth on the cover page of, and the concession and reallowance figures and the information included under the sub-caption "Electronic
Distribution" appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

     (g) Each Selling Shareholder confirms as to itself, and the Company acknowledges, that the information appearing in the table in the section entitled "Principal and Selling Shareholders" under the headings "Name of
Beneficial Owner," "Shares Beneficially Owned Prior to Offering - Number of
Shares," "Maximum Number of Shares Offered in this Offering," "Maximum Number of
Shares Being Sold in the Over-Allotment Option, if any," and in the footnote related to such information pertaining to such Selling Shareholder constitute the only information concerning such Selling Shareholder furnished in writing to the Company by or on behalf of such Selling Shareholder for inclusion in the
Registration Statement and the Prospectus.

     (h) The provisions of this Section 10 shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification or contribution.

                                       29

     Section 11. Defaulting Underwriters.

     If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Shares set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Shares set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of shares of the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the
Shares to be purchased on such Delivery Date, and any remaining non-defaulting
Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Shares which it agreed to purchase on such Delivery Date pursuant to the terms of Section 4. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the
Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any
Subsequent Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling
Shareholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this
Agreement, the term "UNDERWRITER" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Shares which a defaulting
Underwriter agreed but failed to purchase.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or the Selling Shareholders for damages caused by its default. If other Underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the
Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the
Registration Statement, the Prospectus or in any other document or arrangement.

                                       30

     Section 12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the
Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 9(m), 9(n) or 9(q), shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

     Section 13. Reimbursement of Underwriters' Expenses. If the Company or any
Selling Shareholder shall fail to tender the Shares for delivery to the
Underwriters by reason of any failure, refusal or inability on the part of the
Company or any Selling Shareholder to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Shareholders is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the
Representatives. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Company nor the
Selling Shareholders shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

     Section 14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York,
N.Y. 10019, Attention: Syndicate Registration Department, Fax (212) 526-0943,
with a copy, in the case of any notice pursuant to Section 10(d), to the
Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399
Park Avenue, 15th Floor, New York, NY 10022;

     (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Primus Guaranty, Ltd., Clarendon House, 2 Church
Street, Hamilton HM 11, Bermuda, Attention: Scott Davis (Fax: 441-298-7800),
with a copy to Primus Asset Management, Inc., 360 Madison Avenue, 23rd Floor,
New York, NY 10017, Attention: Zachary Snow (Fax: 212-697-3731);

     (c) if to the Selling Shareholders, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Shareholder at the address set forth on Schedule 2 hereto; and

     (d) provided, however, that any notice to an Underwriter pursuant to
Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the

                                       31

Representatives, which address will be supplied to any other party hereto by the
Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the
Selling Shareholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by
Lehman Brothers Inc. on behalf of the Representatives.

     Section 15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the
Selling Shareholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company and the Selling Shareholders, officers of the Company who have signed the Registration Statement and any person controlling the
Company or any Selling Shareholder within the meaning of Section 15 of the
Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     Section 16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholders and the
Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     Section 17. Definition of the Terms "BUSINESS DAY" and "SUBSIDIARY". For
purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday,
Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "SUBSIDIARY" has the meaning set forth in Rule 405 of the Rules and Regulations.

     Section 18. Governing Law; Submission To Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of New York.

     Each of the Company and the Selling Shareholders irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement
or

                                       32

the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the City of New
York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "SPECIFIED COURTS"), and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Selling Shareholders further agree that service of any process, summons, notice or document by mail to their respective addresses set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court.
Any Selling Shareholder not located in the United States has appointed CT
Corporation System as its authorized agent in the Borough of Manhattan in The
City of New York upon which process may be served in any such suit, action or proceeding, and agrees that service of process upon such agent, and written notice of said service to such Selling Shareholder by the person serving the same to the address provided in Section 14, shall be deemed in every respect effective service of process upon such Selling Shareholder in any such suit, action or proceeding. Any such Selling Shareholder further agrees that, in the event that CT Corporation System shall at any time cease to be such duly appointed and authorized agent for service of process, it shall take any and all action as may be necessary to ensure that there shall be a duly appointed and authorized agent for service of process in the Borough of Manhattan, The City of
New York. Each of the Company and the Selling Shareholders hereby irrevocably and unconditionally waives any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

     With respect to any Related Proceedings, each of the Company and the
Selling Shareholders irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise)
from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified
Courts, and with respect to any judgment by Specified Court ("RELATED
JUDGMENT"), each of the Company and the Selling Shareholders waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign
Immunities Act of 1976, as amended.

     Nothing herein shall be construed to prevent or impair the right of any
Underwriter to serve process in any other manner permitted by law or to bring any suit, action or proceeding in any other jurisdiction.

                                       33

     Section 19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     Section 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                                       34

     If the foregoing correctly sets forth the agreement among the Company, the
Selling Shareholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                              Very truly yours,

                              PRIMUS GUARANTY, LTD.
                              By:
                                 --------------------------------------------
                                 Name:
                                 Title:

                              SELLING SHAREHOLDERS:

                              [Names]

                              By:
                                 --------------------------------------------
                                 Name:
                                 Title:

Accepted:

LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON  LLC
UBS SECURITIES LLC
WILLIAM BLAIR & COMPANY, L.L.C.
KEEFE, BRUYETTE & WOODS, INC.

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By: LEHMAN BROTHERS INC.
By:
   --------------------------------------------
   Authorized Representative

                                       35

                                   SCHEDULE 1

                                                                  NUMBER OF
                                                                FIRM SHARES TO
UNDERWRITERS                                                    BE PURCHASED:
Lehman Brothers Inc. ...............................
Morgan Stanley & Co. Incorporated ..................
Credit Suisse First Boston LLC .....................
UBS Securities LLC .................................
William Blair & Company, LLC .......................
Keefe, Bruyette & Woods, Inc. ......................
TOTAL:
                                                                ---------------

                                                                ===============

                                       36

                                   SCHEDULE 2

                                                                NUMBER OF
                                                                SHARES TO
SELLING SHAREHOLDERS                                          BE PURCHASED:

TOTAL:
                                                             ---------------

                                                             ===============

                                       37

                                   SCHEDULE 3

As used in this Agreement, the "SUBSIDIARIES" of the Company are as follows:

     1.   Primus (Barbados), Ltd., a Barbados corporation;

     2.   Primus Group Holdings, LLC, a Delaware limited liability company;

     3.   Primus Financial Products, LLC, a Delaware limited liability company;

     4.   Primus Asset Management, Inc., a Delaware corporation; and

     5.   Primus Re, Ltd., a Bermuda exempted company.

                                       38

                                                                       EXHIBIT A

                            LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON  LLC
UBS SECURITIES LLC
WILLIAM BLAIR & COMPANY, L.L.C.
KEEFE, BRUYETTE & WOODS, INC.

As Representatives of the several
Underwriters named in Schedule 1
to the Underwriting Agreement

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Dear Sirs:

         The undersigned understands that you and certain other firms may enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") providing for the purchase by you and such other firms (the "UNDERWRITERS") of shares (the
"SHARES") of Common Shares, par value $0.01 per share (the "COMMON SHARES"), of
Primus Guaranty, Ltd., a Bermuda corporation (the "COMPANY"), and that the
Underwriters propose to reoffer the Shares to the public (the "OFFERING").

         In consideration of the execution of the Underwriting Agreement by the
Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman
Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any
Common Shares (including, without limitation, Common Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Shares that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Shares (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other

                                       A-1

derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the
Offering; provided, however, that such 180-day period shall be extended by up to
17 days if Lehman Brothers Inc. notifies the Company and the undersigned prior to the expiration of such 180-day period that such extension is necessary in order to permit any Underwriter to publish a research report in compliance with
New York Stock Exchange Rule 472(f)(4) and NASD Conduct Rule 2711(f)(4).

     The foregoing sentence shall not apply to bona fide gifts or other dispositions of shares of any class of the Company's share capital that do not involve a disposition for value, in each case that are made exclusively between and among the undersigned or members of the undersigned's family, or affiliates of the undersigned, including its partners (if a partnership), members (if a limited liability company), any of its wholly-owned subsidiaries (if a corporation) or any trust for the direct or indirect benefit of the undersigned or members of the undersigned's family; provided that it shall be a condition to any such transfer that (i) the transferee agrees to be bound by the terms of the lock-up letter agreement to the same extent as if the transferee were a party hereto, and (ii) no filing by any party (donor, donee, transferor or transferee)
under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer or distribution
(other than an annual filing on a Form 5 made during, or after the expiration of, the 180-day period referred to above).

     In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     Nothing in this Lock-Up Agreement shall be deemed to prohibit or restrict the automatic conversion of shares of Series A Convertible Voting Preferred
Shares into Common Shares as provided in Section 6 of the Certificate of
Designation, Preferences and Rights to the By-laws of the Company adopted on
March 14, 2002.

     It is understood that, if (i) Lehman Brothers Inc. and the Company notify you that they do not intend to proceed with the Offering, (ii) the Underwriting
Agreement has not been executed and delivered by the Company on or prior to
October 15, 2004 or (iii) the Underwriting Agreement after its execution by the
Company (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, then in each case the undersigned will be released from its obligations under this
Lock-Up Letter Agreement.

                                      A-2

     The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an
Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

     This Lock-Up Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                      A-3

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                             Very truly yours,
                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

Dated:  _________________

                                      A-4

                                                                       EXHIBIT B

                 FORM OF OPINION OF MORGAN, LEWIS & BOCKIUS LLP

         Morgan, Lewis & Bockius LLP, as U.S. counsel to the Company, shall have furnished to the Representatives their written opinion addressed to the
Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                  (i) The U.S. subsidiaries of the Company have been duly
         incorporated or formed and are validly existing as corporations or limited liability companies in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership, lease or operation of property or the conduct of their respective businesses requires such qualification and have power and authority as a corporation or limited liability company, as applicable, necessary to own or hold their respective properties and conduct the businesses in which they are engaged;

                  (ii) Except as described in the Prospectus, there are no
         preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Shares pursuant to any agreement or other instrument known to such counsel [that have not been waived in writing prior to the date hereof and such waiver is in full force and effect as of the date hereof];

                  (iii) To such counsel's knowledge, there are no legal or
         governmental proceedings pending or threatened or contemplated to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that are required to be described in the Prospectus but are not so described;

                  (iv) The Registration Statement has been declared effective under the Securities Act, the Prospectus was timely filed with the
         Commission pursuant to the subparagraph of Rule 424(b) of the Rules and
         Regulations and no stop order suspending the effectiveness of the
         Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the
         Commission;

                  (v) The Registration Statement and the Prospectus and any
         further amendments or supplements thereto made by the Company prior to such Delivery Date (except for the financial statements and related notes and schedules therein, and other financial and statistical data derived

                                      B-1

         therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the
         Securities Act and the Rules and Regulations;

                  (vi) The statements contained in the Prospectus under the
         captions "Certain Relationships and Related Transactions", "Description
         of Share Capital," "Management - Share Options and Other Benefit
         Plans," "Shares Eligible for Future Sales" and in the Registration
         Statement in Items 14 and 15, insofar as they describe provisions of the Delaware General Corporation Law and federal statutes, rules and regulations, constitute an accurate and fair summary thereof;

                  (vii) The statements contained in the Prospectus under the caption "Tax Considerations", insofar as they constitute summaries of matters of U.S. federal income tax laws or regulations, fairly and accurately present the matters therein described in all material respects. As stated therein, counsel does not express a view as to the tax treatment by the Company and its subsidiaries of credit default swaps sold by Primus Financial as options for U.S. federal income tax purposes.

                  (viii) To such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement;

                  (ix) To the extent governed by New York law, this Agreement has been duly executed and delivered by the Company;

                  (x) The issue and sale of the shares of Shares being delivered on such Delivery Date by the Company pursuant to this Agreement and the execution, delivery and compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any [agreement or instrument filed as an exhibit to the
         Registration Statement - TO BE COVERED BY MORGAN LEWIS
         OPINION][indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject - TO BE COVERED BY
         IN-HOUSE COUNSEL OPINION], nor will such actions result in any violation of the provisions of any law, statute or any order, rule or regulation that, in such counsel's experience, is generally applicable to transactions of the type contemplated by this

                                      B-2

         Agreement, or, to such counsel's knowledge, any decree, judgment or order of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries; and, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Shares by the
         Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this
         Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made;

                  (xi) Except as described in the Prospectus, to such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                  (xii) Neither the Company nor any of its subsidiaries is, or, after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom as described in the
         Prospectus will be, an "INVESTMENT COMPANY" as defined in the
         Investment Company Act; and

                  (xiii) Subject to the comment below, under the laws of the
         State of New York relating to the submission to personal jurisdiction,
         Section 18 of this Agreement is sufficient to validly and irrevocably submit a person or entity to the personal jurisdiction of any New York state court or United States federal court sitting in the Borough of
         Manhattan, The City of New York, and any appellate court thereof, in any suit, action or proceeding arising out of or based upon this
         Agreement, and Section 18 is sufficient to validly and irrevocably waive any objection to the venue of a proceeding in any such court and validly appoint the authorized agent named in Section 18 of this
         Agreement for the purposes described therein, and service of process effected in the manner set forth in Section 18 of this Agreement will be effective to confer valid personal jurisdiction.

                  With respect to the opinion set forth in paragraph (xiii)
         above, such counsel may note the limitations of 28 U.S.C. sections 1331 and 1332 on federal court jurisdiction, and may also note that the submission to the jurisdiction

                                      B-3

         of such court cannot supersede such court's discretion in determining whether to transfer an action from one U.S. federal court to another under 28 U.S.C. ss.1404(a). Such counsel may further note that submission to the jurisdiction of a New York state court cannot supersede the discretion of such court in determining whether to transfer the place of trial under NYCPLR ss.510.

         In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State
of Delaware. Such counsel shall also confirm that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration
Statement and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (except for the financial statements and related notes and schedules therein, and other financial and statistical data derived therefrom, as to which such counsel need express no view) as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the
Prospectus (except as stated above) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in clauses (ii), (vi) and (vii) above).

                                      B-4

                                                                       EXHIBIT C

                    FORM OF OPINION OF CONYERS DILL & PEARMAN

                          AS COMPANY'S BERMUDA COUNSEL

1.       Each of the Company and Primus Re is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.       The Company has the necessary corporate power and authority to execute and file the Registration Statement under the Securities Act and under the Act and to execute, deliver and perform its obligations under the
         Document. The Company has the necessary corporate power to be a holding company and Primus Re has the necessary corporate power to conduct its business as described in the Prospectus. The execution and delivery of the Document by the Company and the performance by the Company of its obligations thereunder, and the execution and filing of the
         Registration Statement by the Company under the Securities Act and under the Act, will not violate the said memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

3.       The Company has taken all corporate action required to authorise its execution and filing of the Registration Statement under the Securities
         Act and under the Act and its execution, delivery and performance of the Document. The Registration Statement has been duly authorized and executed by or on behalf of the Company. The Document has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

4.       No order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required (i) to authorize or in connection with the execution and filing of the Registration
         Statement under the Securities Act and under the Act, or (ii) to authorise or is required in connection with the execution, delivery, performance and enforcement of the Document (including, without limitation, in connection

                                      C-1

         with the issue and sale of the Shares), except such as have been duly obtained [or filed] in accordance with Bermuda law.

5.       It is not necessary or desirable to ensure the enforceability in
         Bermuda of the Document that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in
         Bermuda.

6.       The Document will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the
         Document by the Company or in connection with the issue and delivery of the Shares by the Company to the Underwriters other than in connection with the filing of the Prospectus under the Act. There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Document. There is no income or other tax of Bermuda imposed by withholding or otherwise on any dividend or distribution to be made by the Company to registered holders of the Shares or any payment to be made by the Company pursuant to the Document.

7.       The Company and Primus Re have been designated as non-resident of
         Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, are free to acquire, hold, transfer and sell foreign currency
         (including the payment of dividends or other distributions) and securities without restriction. Each of the Company and Primus Re is an
         "exempted company" under the Act.

8.       The statements set forth in the Prospectus under the caption "Risk
         Factors - Risks Related to our Business - We do not intend to pay cash dividends on our common shares for the foreseeable future"; "Risk
         Factors - Risks Related to Our Status as a Bermuda company" (excluding the last paragraph of that captioned section); "Dividend Policy" (the last paragraph of that captioned section only); "Business - Certain
         Bermuda Law Considerations"; "Underwriting - Other Bermuda
         Considerations"; "Description of Share Capital," , "Taxation of Primus
         Guaranty and Its Subsidiaries - Bermuda Taxation", "Taxation of
         Shareholders - "Bermuda Taxation", to the extent that they constitute statements of Bermuda law and not summaries of bye-laws, are accurate in all material respects. The authorised share capital of the Company
         (not including any issued share capital) conforms, as to matters of
         Bermuda law, to the description thereof contained in the Prospectus under the heading "Description of Share Capital " in all material respects.

9.       The choice of the Foreign Laws as the governing law of the Document is a valid choice of law and would be recognised and given effect to in any

                                      C-2

         action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the
         Document to the non-exclusive jurisdiction of the Foreign Courts, the waiver of any objection related to inconvenient forum with respect to the Foreign Courts, and the appointment of an agent for service pursuant thereto are valid and binding upon the Company.

10.      The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Document under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

11.      (a) Based solely upon the Constitutional Documents and the Minutes the authorized share capital of the Company is US$6,000,000 divided into
         [62,500,000] common shares of par value US$[0.08] each and 100,000,000 preferred shares of par value US$0.01 each.

         (b) Based solely upon a review of a copy of the register of members of the Company dated ________, 2004 certified by the Secretary of the
         Company on _________, 2004 (the "Register"), the issued share capital of the Company consists of ______ common shares and ______ Series A
         Preferred Shares, in each case having a par value of US$0.01 and each such common share and Series A Share is duly authorized, validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and the Selling
         Shareholders were the registered holders of ______ of such Series A
         Shares.

         (c) When the Shares to be sold by the Company are duly issued and paid for in accordance with the Document, such Shares will be validly issued, fully paid and non-assessable and will not be subject to any statutory pre-emptive or similar statutory rights of general application under Bermuda law.

                                      C-3

         (d) When the Shares to be sold by the Selling Shareholders are issued on the due conversion of the Series A Shares, and are unconditionally and duly transferred to the Underwriters by the Selling Shareholders in
         accordance with the Document, such Shares will be validly issued, fully paid and non-assessable and will not be subject to any statutory pre-emptive or similar statutory rights.

12.      Each of the Company and Primus Re has received an assurance from the
         Minister of Finance under The Exempted Undertakings Tax Protection Act
         1966 in Bermuda that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company or any of its operations or its shares, debentures or other obligations of the Company, until 28 March
         2016 (subject to the proviso expressed in such assurance as described in the Prospectus).

13.      Based solely upon a search of the Cause Book of the Supreme Court of
         Bermuda conducted at ______ [am/pm] on _________, 2004 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company nor against Primus Re, nor any legal or governmental proceedings pending in Bermuda to which the Company or
         Primus Re is subject.

14.      The Company is not entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Document in respect of itself or its property.

15.      Consummation by the Company of the transactions contemplated by the
         Document to be taken by the Company, including but not limited to any actions taken pursuant to the indemnification and contribution provisions set forth therein, will not constitute unlawful financial assistance by the Company under Bermuda law.

                                      C-4

                                                                       EXHIBIT D

                 FORM OF OPINION OF CAHILL GORDON & REINDEL LLP

         Cahill Gordon & Reindel LLP, as U.S. counsel to XL, shall have furnished to the Representatives their written opinion addressed to the
Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                  (i) XL Capital Principal Partners I, L.L.C. is an existing limited liability company in good standing under the laws of its jurisdiction of organization.

                  (ii) The sale of the Shares by XL is not subject to any
         preemptive rights, co-sale rights or rights of first refusal;
         Immediately prior to the First Delivery Date, XL had good and valid title to the Shares to be sold by it under this Agreement, free and clear of all liens, encumbrances, equities or claims; XL has full right, power and authority to sell, transfer and deliver such Shares pursuant to this Agreement;

                  (iii) Upon (a) payment for the Shares to be sold by XL in
         accordance with this Agreement, (b) registration of the transfer of such Shares to, and registration of such Shares in the name of, Cede &
         Co. or other nominee designated by The Depository Trust Company ("DTC")
         and (c) the crediting of such Shares to the accounts of the several
         Underwriters maintained by DTC, assuming that such accounts are
         "securities accounts" (as defined in Section 8-501 of the Uniform
         Commercial Code ("UCC"), the Underwriters will acquire "security entitlements" (as defined in Section 8-102 of the UCC) in respect of such Shares and, assuming that each Underwriter does not have "notice of an adverse claim" (within the meaning of Section 8-105 of the UCC)
         to such Shares, no action based on an adverse claim to such Shares, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Underwriters;

                  (iv) This Agreement has been duly authorized, executed and delivered by or on behalf of XL;

                  (v) A Power-of-Attorney and a Custody Agreement have been duly authorized, executed and delivered by XL and constitute valid and binding agreements of XL, enforceable in accordance with their respective terms;

                  (vi) The execution, delivery and performance of this
         Agreement, the Power of Attorney and the Custody Agreement by XL and

                                      D-1

         the consummation by XL of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which XL is a party or by which such XL is bound or to which any of the property or assets of
         XL is subject, nor will such actions result in any violation of the provisions of the charter or by-laws or other governing documents of XL or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over XL or the property or assets of XL; and, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Shares by the
         Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this
         Agreement, the Power of Attorney or the Custody Agreement by XL and the
         consummation by XL of the transactions contemplated hereby and thereby;
         and

                  (vii) Subject to the comment below, under the laws of the
         State of New York relating to the submission to personal jurisdiction,
         Section 18 of this Agreement is sufficient to validly and irrevocably submit a person or entity to the personal jurisdiction of any New York state court or United States federal court sitting in the Borough of
         Manhattan, The City of New York, and any appellate court thereof, in any suit, action or proceeding arising out of or based upon this
         Agreement, and Section 18 is sufficient to validly and irrevocably waive any objection to the venue of a proceeding in any such court and validly appoint the authorized agent named in Section 18 of this
         Agreement for the purposes described therein, and service of process effected in the manner set forth in Section 18 of this Agreement will be effective to confer valid personal jurisdiction.

                  With respect to the opinion set forth in paragraph (vii)
         above, such counsel may note the limitations of 28 U.S.C. ss.ss.1331 and 1332 on federal court jurisdiction, and may also note that the submission to the jurisdiction of such court cannot supersede such court's discretion in determining whether to transfer an action from one U.S. federal court to another under 28 U.S.C. ss.1404(a). Such counsel may further note that submission to the jurisdiction of a New
         York state court cannot supersede the discretion of such court in determining whether to transfer the place of trial under NYCPLR ss.510.

                                      D-2

In rendering such opinion, such counsel may (a) state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State
of Delaware, (b) rely for the purposes of its opinion above on the opinion of
Conyers Dill & Pearman, Bermuda counsel to XL, addressed to the Underwriters as to matters governed by Bermuda law, and (c) rely as to matters of fact, to the extent such counsel deems proper on the representations of XL set forth in
Section 2 of the Underwriting Agreement, on certificates of responsible officers of the XL and public officials.

                                      D-3

                                                                       EXHIBIT E

                          FORM OF OPINION OF _________

         _________, as U.S. counsel to the Selling Shareholders (other than XL and Transamerica), shall have furnished to the Representatives their written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                  (i) Each Selling Shareholder is an existing corporation in good standing under the laws of its jurisdiction of incorporation [with corporate power and authority to own its property and conduct its business as currently conducted];

                  (ii) Each Selling Shareholder has full power, right and
         authority to sell, transfer and deliver such Shares pursuant to this
         Agreement; and the sale of the Shares by any Selling Shareholder is not subject to any preemptive rights, co-sale rights or rights of first refusal; Immediately prior to the First Delivery Date, each Selling
         Shareholder had good and valid title to the shares of Shares to be sold by such Selling Shareholder under this Agreement, free and clear of all liens, encumbrances, equities or claims;

                  (iii) Upon (a) payment for the Shares to be sold by each
         Selling Shareholder in accordance with this Agreement, (b) registration of the transfer of such Shares to, and registration of such Shares in the name of, Cede & Co. or other nominee designated by The Depository
         Trust Company ("DTC") and (c) the crediting of such Shares to the accounts of the several Underwriters maintained by DTC, assuming that such accounts are "securities accounts" (as defined in Section 8-501 of the Uniform Commercial Code ("UCC"), the Underwriters will acquire
         "security entitlements" (as defined in Section 8-102 of the UCC) in respect of such Shares and, assuming that each Underwriter does not have "notice of an adverse claim" (within the meaning of Section 8-105 of the UCC) to such Shares, no action based on an adverse claim to such
         Shares, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the
         Underwriters;

                  (iv) This Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder;

                  (v) A Power-of-Attorney and a Custody Agreement have been duly authorized, executed and delivered by each Selling Shareholder and constitute valid and binding agreements of such Selling Shareholder, enforceable in accordance with their respective terms;

                                      E-1

                  (vi) The execution, delivery and performance of this
         Agreement, the Power of Attorney and the Custody Agreement by each
         Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such actions result in any violation of the provisions of the charter or by-laws or other governing documents of the respective Selling Shareholders or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such
         Selling Shareholder or the property or assets of such Selling
         Shareholder; and, except for the registration of the Shares under the
         Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange
         Act and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of
         Attorney or the Custody Agreement by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby; and

                  (vii) Subject to the comment below, under the laws of the
         State of New York relating to the submission to personal jurisdiction,
         Section 18 of this Agreement is sufficient to validly and irrevocably submit a person or entity to the personal jurisdiction of any New York state court or United States federal court sitting in the Borough of
         Manhattan, The City of New York, and any appellate court thereof, in any suit, action or proceeding arising out of or based upon this
         Agreement, and Section 18 is sufficient to validly and irrevocably waive any objection to the venue of a proceeding in any such court and validly appoint the authorized agent named in Section 18 of this
         Agreement for the purposes described therein, and service of process effected in the manner set forth in Section 18 of this Agreement will be effective to confer valid personal jurisdiction.

                  With respect to the opinion set forth in paragraph (vii)
         above, such counsel may note the limitations of 28 U.S.C. ss.ss.1331 and 1332 on federal court jurisdiction, and may also note that the submission to the jurisdiction of such court cannot supersede such court's discretion in determining whether to transfer an action from one U.S. federal court to another under 28 U.S.C. ss.1404(a). Such counsel may further note that submission to the

                                      E-2

         jurisdiction of a New York state court cannot supersede the discretion of such court in determining whether to transfer the place of trial under NYCPLR ss.510.

         In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State
of Delaware.

                                      E-3

                                                                       EXHIBIT F

       FORM OF OPINION OF CONYERS, DILL & PEARMAN, BERMUDA COUNSEL FOR XL

1.       XL Insurance (Bermuda) Ltd (the "Bermuda Selling Shareholder") is duly continued and existing under the laws of Bermuda in good standing
         (meaning solely that it has not failed to make any filing with any
         Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of
         Companies and thereby cease to exist under the laws of Bermuda).

2.       The Bermuda Selling Shareholder has the necessary corporate power and authority to execute, deliver and perform its obligations under the
         Documents. The execution and delivery of the Documents by the Bermuda
         Selling Shareholder and the performance by the Bermuda Selling
         Shareholder of its obligations thereunder will not violate the memorandum of association or bye-laws of the Bermuda Selling
         Shareholder nor any applicable law, regulation, order or decree in
         Bermuda.

3.       The Bermuda Selling Shareholder has taken all corporate action required to authorise its execution, delivery and performance of the Documents.
         The Documents have been duly executed and delivered by or on behalf of the Bermuda Selling Shareholder, and constitute the valid and binding obligations of the Bermuda Selling Shareholder, enforceable against the
         Bermuda Selling Shareholder in accordance with the terms thereof.

4.       No order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required (i) in connection with the sale of the Shares being delivered by the Bermuda Selling
         Shareholder pursuant to the Underwriting Agreement, or (ii) to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents by the Bermuda Selling
         Shareholder, except such as have been duly obtained or filed in accordance with Bermuda law.

5.       It is not necessary or desirable to ensure the enforceability in
         Bermuda of the Documents against the Bermuda Selling Shareholder that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.

6.       The Documents will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution,

                                      F-1

         delivery, filing, registration or performance of the Documents by the
         Bermuda Selling Shareholder or in connection with the transfer and delivery of the Shares by the Bermuda Selling Shareholder to the
         Underwriters. There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the
         Bermuda Selling Shareholder pursuant to the Documents.

7.       The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in
         Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii)
         the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Underwriting Agreement to the non-exclusive jurisdiction of the
         Foreign Courts, the waiver of any objection related to inconvenient forum with respect to the Foreign Courts and the appointment of an agent for service of process pursuant thereto, are valid and binding upon the Bermuda Selling Shareholder.

8.       The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Bermuda Selling Shareholder based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

9.       Based solely upon a review of a copy of the register of members of the
         Company dated __________, 2004 certified by the Secretary of the
         Company on ___________, 2004 (the "Register"), the Selling Shareholder
         is the registered holder of ______ Common Shares and ______ Series A
         Preferred Shares and each such Common Share and Series A Share is duly authorized, validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

                                      F-2

                                                                       EXHIBIT G

                    FORM OF OPINION OF DAVIS POLK & WARDWELL

         Davis Polk & Wardwell, as U.S. counsel to the Underwriters, shall have furnished to the Representatives their written opinion addressed to the
Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

         1. The statements relating to legal matters or documents included in the Prospectus under the caption "Underwriting" fairly summarize in all material respects such matters or documents.

         Such counsel may state that such counsel has not itself checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the
Prospectus. Such counsel has generally reviewed and discussed with the
Representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to its check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated above, nothing has come to the attention of such counsel that causes it to believe that (i) the Registration Statement or the
Prospectus does not comply as to form in all material respects with the Act and the rules and regulations of the Commission thereunder, (ii) the Registration
Statement or the prospectus included therein at the time the Registration
Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the Prospectus as of its date or as of the Delivery Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In expressing the foregoing belief, such counsel has not been called to pass upon, and need express no belief as to, the financial statements or financial schedules or other financial or statistical data included in the Registration Statement or the Prospectus.

                                      G-1

                                                                     EXHIBIT H-1

                     FORM OF OPINION OF WINSTON & STRAWN LLP

         Winston & Strawn, as special counsel to Transamerica, shall have furnished to the Representatives their written opinion addressed to the
Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                  1. Upon (a) payment for the Shares to be sold by Transamerica in accordance with the Underwriting Agreement, (b) registration of the transfer of such Shares to, and registration of such Shares in the name of Cede & Co. or such other nominee designated by The Depository Trust
         Company ("DTC"), and (c) the crediting of such Shares to the accounts of the several Underwriters maintained by DTC, assuming that such accounts are "securities accounts" (as defined in Section 8-105 of the
         Uniform Commercial Code as currently in effect in the State of New York
         (the "UCC")), the Underwriters will acquire "security entitlements" (as defined in Section 8-102 of the UCC) in respect of such Shares and, assuming that each Underwriter does not have "notice of an adverse claim" (within the meaning of Section 8-105 of the UCC) to such Shares, no action based on an adverse claim to such Shares, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be successfully asserted against the Underwriters.

                  2. Assuming the Power-of-Attorney and the Custody Agreement
         have been duly authorized, executed, and delivered by Transamerica, they constitute valid and binding agreements of Transamerica, enforceable in accordance with their respective terms.

                  3. Except for the registration of the Shares under the
         Securities Act and such consents, approvals, authorizations, registrations, or qualifications as may be required under the
         Securities Exchange Act of 1934 and applicable state securities laws in connection with the purchase and distribution of the Shares by the
         Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery, and performance of the
         Underwriting Agreement, the Power of Attorney, or the Custody Agreement
         by Transamerica and the consummation by Transamerica of the transactions contemplated thereby.

                                     H-1-1

                  [4. Subject to the comment below, under the laws of the State of New York relating to the submission to personal jurisdiction,
         Section 18 of this Agreement is sufficient to validly and irrevocably submit a person or entity to the personal jurisdiction of any New York state court or United States federal court sitting in the Borough of
         Manhattan, The City of New York, and any appellate court thereof, in any suit, action or proceeding arising out of or based upon this
         Agreement, and Section 18 is sufficient to validly and irrevocably waive any objection to the venue of a proceeding in any such court and validly appoint the authorized agent named in Section 18 of this
         Agreement for the purposes described therein, and service of process effected in the manner set forth in Section 18 of this Agreement will be effective to confer valid personal jurisdiction.

                  With respect to the opinion set forth in paragraph 4 above, such counsel may note the limitations of 28 U.S.C. ss.ss.1331 and 1332 on federal court jurisdiction, and may also note that the submission to the jurisdiction of such court cannot supersede such court's discretion in determining whether to transfer an action from one U.S. federal court to another under 28 U.S.C. ss.1404(a). Such counsel may further note that submission to the jurisdiction of a New York state court cannot supersede the discretion of such court in determining whether to transfer the place of trial under NYCPLR ss.510.]

                                     H-1-2

                                                                     EXHIBIT H-2

                          FORM OF OPINION OF _________

         _________, as in-house counsel to Transamerica, shall have furnished to the Representatives his written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the
Representatives, to the effect that:

                  1. Transamerica is validly existing as a corporation in good standing under the laws of the State of Iowa.

                  2. Transamerica is the sole record owner of the Shares to be sold by it, and has full power, right, and authority to sell such
         Shares, and the sale of the Shares by Transamerica is not subject to any preemptive rights, co-sale rights, or rights of first refusal.
         Assuming the Shares have been validly issued and are fully paid and non-assessable, immediately prior to the First Delivery Date,
         Transamerica had good and valid title to the Shares to be sold by
         Transamerica under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, or claims.

                  3. The Underwriting Agreement has been duly authorized,
         executed, and delivered by Transamerica.

                  4. The Power-of-Attorney and Custody Agreement have been duly authorized, executed, and delivered by Transamerica.

                  5. The execution, delivery, and performance of the
         Underwriting Agreement, the Power of Attorney, and the Custody
         Agreement by Transamerica and the consummation by Transamerica of the transactions contemplated thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument known to me to which
         Transamerica is a party or by which Transamerica is bound or to which any of the property or assets of Transamerica is subject, nor will such actions result in any violation of the provisions of the charter or by-laws or other governing documents of Transamerica, or of any statute or any order, rule, or regulation known to me of any court or governmental agency or body having jurisdiction over Transamerica or the property or assets of Transamerica.

                                     H-2-1